SECOND RESTATED CERTIFICATE OF INCORPORATION
OF
MUELLER WATER PRODUCTS, INC.
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The undersigned hereby certifies on behalf of Mueller Water Products, Inc., a Delaware corporation (the “Corporation”), as follows:
(1)The name under which the Corporation was originally incorporated is Mueller Holding Company, Inc.
(2)The original Certificate of Incorporation of the Corporation was filed with the Secretary of the State of the State of Delaware on September 22, 2005, and was amended by a Certificate of Merger filed with the Secretary of State of the State of Delaware on February 2, 2006.
(3)This Certificate of Incorporation was restated by the filing of the Restated Certificate of Incorporation on May 25, 2006.
(4)The Corporation filed a Certificate of Retirement with the Secretary of State of the State of Delaware on January 28, 2009 in accordance with Section 243(b) of the General Corporation Law of the State of Delaware (the “DGCL”).
(5) This Second Restated Certificate of Incorporation, which restates and the provisions of the Corporation's Restated Certificate of Incorporation, has been duly adopted by the Board of Directors of the Corporation in accordance with Sections 242 and 245(b) of the DGCL.
(6)The Restated Certificate of Incorporation of the Corporation is hereby restated to read in its entirety as follows:

ARTICLE I
SECTION 1.1 Name. The name of the Corporation is: Mueller Water Products, Inc.

ARTICLE II
SECTION 2.1 Address. The registered office in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is the Corporation Service Company.

ARTICLE III
SECTION 3.1 Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV
SECTION 4.1 Capitalization. The total number of shares of stock that the Corporation is authorized to issue is 660,000,000 shares, consisting of (i) 600,000,000 shares of Common Stock, par value $0.01 per share, and (ii) 60,000,000 shares of Preferred Stock, par value $0.01 per share (“Preferred Stock”).

SECTION 4.2     Preferred Stock. Subject to the other provisions of this Second Restated Certificate of Incorporation, the Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series, the voting powers, full or limited, or no voting power of the shares of such series, and the designation, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series, as are not inconsistent with this Second Restated Certificate of Incorporation or any amendment hereto, and as may be permitted by the DGCL. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

SECTION 4.3    Common Stock

(a)    General. Except as provided in this Section 4.3 or as otherwise required by the DGCL, all shares of Common Stock shall have the same powers, privileges, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, and shall be identical to each other in all respects.

(b)    Dividends. Subject to applicable law, any other provision of this Second Restated Certificate of Incorporation, and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having preference over the right to participate with the Common Stock with respect to the payment of dividends, the holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock of any corporation (other than, except as set forth in the following sentences, Common Stock of the Corporation) or property of the Corporation when and as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in all such dividends and other distributions.

(c)    Voting Rights.

(i)    Each holder of record of Common Stock shall have one vote for each share of Common Stock outstanding in his name on the books of the Corporation and which is entitled to vote.
(ii)    In the election of directors, each stockholder shall be entitled to cast for any one candidate no greater number of votes than the number of votes represented by the shares held by such stockholder; no stockholder shall be entitled to cumulate votes on behalf of any candidate.
(iii)    Except as otherwise required by the DGCL, holders of record of either series of Common Stock, as such, shall not be entitled to vote on any amendment to this Second Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Second Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.

(d)    Liquidation, Dissolution or Winding Up. Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over the right to participate with the Common Stock with respect to the distribution of assets of the Corporation upon such dissolution, liquidation or winding up of the Corporation, the holders of Common Stock, shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by such holders.

(e)    Preemptive Rights. Holders of the Common Stock shall not have preemptive rights.

SECTION 4.4.    Amendment to Authorized Shares. The number of authorized shares of any class or series of capital stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of at least a majority in voting power of all the shares of the Corporation entitled to vote generally in the election of directors, irrespective of the provisions of Section 242(b)(2) of the DGCL or any corresponding provision hereinafter enacted, but subject to the rights of the holders of any outstanding Preferred Stock.

ARTICLE V
SECTION 5.1 Amendments to Bylaws. In furtherance and not in limitation of the powers conferred by the DGCL, the Board of Directors is expressly authorized to adopt, amend and repeal the Bylaws of the Corporation without the vote or consent of the stockholders, in any manner not inconsistent with the DGCL or this Second Restated Certificate of Incorporation; provided, however, that any such adoption, amendment or repeal by the Board of Directors must be made by the affirmative vote of a majority of the directors constituting the entire Board of Directors. Notwithstanding anything to the contrary contained in this Second Restated Certificate of Incorporation, the affirmative vote of the holders of at least 80% in voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required in order for the stockholders of the Corporation to amend or repeal Sections 2.02 (Special Meetings of Stockholders), 2.03 (Notice of Stockholder Business and Nominations) or 9.01 (Amendments) of the Bylaws or to adopt any provision inconsistent therewith.

SECTION 5.2    Number, Election and Term of Directors. The Board of Directors shall consist of not less than six directors or more than 11 directors the exact number of directors to be determined from time to time as set forth in the Bylaws. The Board of Directors shall be elected by the stockholders at their annual meeting, and each director shall serve until his successor shall be elected and qualified or until his earlier resignation or removal. Elections of directors need not be by written ballot.

SECTION 5.3    Vacancies and Newly Created Directorships. Any vacancy occurring in the Board of Directors caused by resignation or removal from office, increase in number of directors or otherwise shall, unless otherwise required by law or by resolution of the Board of Directors, be filled only by the affirmative vote of a majority of the remaining members of the Board of Directors, though less than a quorum, or by a sole remaining director. Except as may be otherwise provided in this Second Restated Certificate of Incorporation, no decrease in the authorized number of directors shall shorten the term of any incumbent director. If any applicable provision of the DGCL expressly confers power on stockholders to fill such a directorship at a special meeting of stockholders, such a directorship may be filled at such meeting only by the affirmative vote of at least 80% of the voting power of all shares of capital stock of the Corporation entitled to vote generally in the election of directors voting as a single class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

ARTICLE VI
SECTION 6.1 Action by Written Consent of Stockholders. Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an office or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded; provided, however, that if at any time no Permitted Holder is the beneficial owner, in the aggregate, of at least 50% in voting power of all shares entitled to vote generally in the election of directors, then any action required or permitted to be taken by the holders of the Common Stock of the Corporation must be effected at a duly called annual or special meeting of such holders and may no longer be effected by any consent in writing by such holders. For purposes of this Second Restated Certificate of Incorporation, the term “Permitted Holder” means any of (1) Walter Energy, Inc., a Delaware corporation (“Walter”), or (2) any majority-owned subsidiary of Walter for so long as such subsidiary remains a majority-owned subsidiary thereof.

ARTICLE VII
SECTION 7.1 Exculpation of Liability. To the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for any liability imposed by Section 102(b)(7) of the DGCL (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

SECTION 7.2 Adjustments; Amendments. If the DGCL is amended after the date of the filing of this Second Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended from time to time. No repeal or modification of any provision of this Article VII by the stockholders of the Corporation or otherwise shall adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE VIII
SECTION 8.1 Competition and Corporate Opportunities

(a)In recognition and anticipation that (i) certain directors, principals, officers, employees, agents and other representatives of the Permitted Holders (collectively, the “Original Stockholders”) and their respective Affiliates (as defined below) may serve as directors or officers of the Corporation, (ii) the Original Stockholders and their respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, and (iii) members of the Board of Directors who are not employees of the Corporation (“Non-Employee Directors”) and their respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, the provisions of this Section 8.1 are set forth to regulate and define the conduct of certain affairs of the Corporation with respect to certain classes or categories of business opportunities as they may involve the Original Stockholders, the Non-Employee Directors or their respective Affiliates and the powers, rights, duties and liabilities of the Corporation and its directors, officers and stockholders in connection therewith. For purposes of this Section 8.1, “Affiliate” shall mean (A) in respect of an Original Stockholder, any person that, directly or indirectly, is controlled by such Original Stockholder, controls such Original Stockholder or is under common control with such Original Stockholder and shall include any principal, member, director, partner, shareholder, officer, employee, agent or other representative of any of the foregoing (other than the Corporation, any person that is controlled by the Corporation and the public stockholders or other equity holders of Walter), (B) in respect of a Non-Employee Director, any person that, directly or indirectly, is controlled by such Non-Employee Director (other than the Corporation and any person that is controlled by the Corporation), and (C) in respect of the Corporation, any person that, directly or indirectly, is controlled by the Corporation.
(b)None of (i) any Original Stockholder or any of its Affiliates or (ii) any Non-Employee Director (including but not limited to any Non-Employee Director who serves as an officer of the Corporation in both his director and officer capacities) or his Affiliates (each of the persons identified in (i) and (ii) above being referred to as an “Identified Person”) shall have any duty to refrain from directly or indirectly (x) engaging in a corporate opportunity in the same or similar business activities or lines of business in which the Corporation or any of its Affiliates now engages or proposes to engage or (y) otherwise competing with the Corporation, and, to the fullest extent permitted by the DGCL, no Identified Person shall be liable to the Corporation or its stockholders for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. The Corporation hereby renounces any interest or expectancy in, or in being offered an opportunity to participate in, any business opportunity which may be a corporate opportunity for an Identified Person and the Corporation or any of its Affiliates, except as provided in Section 8.1(c) below. In the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for himself and the Corporation or any of its Affiliates, such Identified Person shall have no duty to communicate or offer such transaction or other business opportunity to the Corporation or any of its Affiliates and, to the fullest extent permitted by the DGCL, shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder, director or officer of the Corporation solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for himself, or offers or directs such corporate opportunity to another person.

(c)The Corporation does not renounce its interest in any corporate opportunity offered to any Non-Employee Director (including but not limited to any Non-Employee Director who serves as an officer of this Corporation) if such opportunity is expressly offered to such person solely in his capacity as a director or officer of the Corporation and the provisions of Section 8.1(b) above shall not apply to any such corporate opportunity.
(d)In addition to and notwithstanding the foregoing provisions of this Section 8.1, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Corporation if it is a business opportunity that the Corporation is not permitted to undertake under the terms of Article III or that the Corporation is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Corporation's business or is of no practical advantage to it or that is one in which the Corporation has no interest or reasonable expectancy.
(e)To the fullest extent permitted by law, any person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Section 8.1.

ARTICLE IX
SECTION 9.1 Amendment. Notwithstanding anything contained in this Second Restated Certificate of Incorporation to the contrary and in addition to any vote required by applicable law, the affirmative vote of the holders of at least 80% in voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Section 4.3(c)(iii), Article V, Article VI, Article VII or Article VIII or this Article IX or to adopt any provision inconsistent therewith.

SECTION 9.3    Severability. If any provision or provisions of this Second Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, then, to the fullest extent permitted by applicable law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Second Restated Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Second Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby.

SECTION 9.3    Interpretation. Titles and headings to sections are inserted for convenience of reference only and are not intended to be a part or to affect the meaning or interpretation hereof. The words “hereof”, “herein”, “hereunder” and comparable terms refer to the entirety of this Second Restated Certificate of Incorporation and not to any particular article, section or other subdivision hereof, and the words “including” and comparable terms shall be deemed to be followed by the words “without limitation”. References to any gender include references to other genders, and references to the singular include references to the plural and vice versa. Unless otherwise specified, references to “Article”, “Section” or another subdivision are to an article, section or subdivision of this Second Restated Certificate of Incorporation. A “person” means any individual, corporation, partnership, limited liability company, trust or other entity. “Beneficial ownership” shall be determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended.

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IN WITNESS WHEREOF, the undersigned has caused this Second Restated Certificate of Incorporation to be executed by a duly authorized officer as of January 25, 2012.

MUELLER WATER PRODUCTS, INC.

By: _/s/ Kevin A. Maxwell_______________
Name: Kevin A. Maxwell
Title: Senior Counsel - Securities and M&A